Exhibit 99.1
Sweetgreen Announces Retirement of Mitch Reback and Appointment of Jamie McConnell as Chief Financial Officer
LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG), the mission-driven restaurant brand connecting more people to real food, today announced the retirement of Mitch Reback, and the appointment of Jamie McConnell, as the company’s Chief Financial Officer. Reback’s retirement will be effective on September 21, 2025, and McConnell’s appointment will be effective on September 22, 2025. Reback will remain engaged with the Company in an advisory role for six months to support the transition.
Reback had served as Chief Financial Officer of Sweetgreen since 2015. He joined the company in its early stages, when it was a fast-growing regional brand with just a handful of locations. Over the past decade, Reback built the company’s financial infrastructure from the ground up, implementing critical systems, controls, and processes. He played a central role in guiding Sweetgreen through key milestones, including a successful transition to a public company. Under his leadership, Sweetgreen has established a strong financial foundation that the company believes will support sustained, long-term profitable growth.

"It has been a thrilling journey to serve as Sweetgreen's CFO for the past ten years. During that time, we grew from a small regional restaurant chain into a national brand. It is particularly gratifying to see how the brand is embraced by so many diverse communities. While we have come far, I'm confident Sweetgreen's best days remain ahead," said Reback. "I am delighted to welcome Jamie McConnell as our new CFO. Jamie brings strong financial expertise and leadership that will help guide Sweetgreen through its next chapter of growth."

“Sweetgreen is deeply grateful for Mitch’s guidance, mentorship, and embodiment of our culture over the past decade. Beyond his leadership, Mitch has been a close friend and trusted partner to me personally, and his impact on both Sweetgreen and my own journey cannot be overstated. Under his guidance, we strengthened our financial model and positioned the company for profitable growth in the years ahead,” said Jonathan Neman, Co-Founder and CEO of Sweetgreen. “I’m excited to welcome Jamie McConnell as our new CFO, as she will play a pivotal role in efficiently scaling Sweetgreen. Jamie is a dynamic financial leader with deep experience guiding complex organizations through growth and transformation. She brings invaluable expertise and will be a trusted partner in our next growth phase.”

McConnell brings more than 20 years of financial leadership experience across the restaurant, retail, and e-commerce industries. She is recognized for her strategic foresight, ability to scale high-growth brands and track record of leveraging technology to drive performance. Most recently, Jamie served as Chipotle’s Chief Accounting and Administrative Officer. Prior to Chipotle, McConnell served in a variety of senior finance & accounting roles at Aviation Capital Group, Rent-A-Center, Allergan, and Deloitte. McConnell holds a B.S. in Accounting from the University of Southern California.

“Sweetgreen’s mission to connect people with real, high quality culinary experiences has always inspired me,” said McConnell. “I’m excited to partner with the team to scale the business, drive sustainable growth, and create meaningful value for all stakeholders. Together, we will continue to innovate and build healthier communities.”

About Sweetgreen:

Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Since 2007, the brand has reimagined what fast food can be: fresh, flavorful, and built on real relationships with growers. Born at the farmers market, Sweetgreen’s supply chain now spans the country, still rooted in relationships with local farmers and growers. That foundation continues to guide its seasonal, chef-crafted menus across more than 260 locations nationwide, creating spaces where food, people, and purpose come together.

To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.

Contacts:
Sweetgreen Contact, Rebecca Nounou

Investor Relations:
ir@sweetgreen.com

Media:
press@sweetgreen.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the retirement of Mr. Reback as the company’s Chief Financial Officer and his subsequent advisory role; the appointment Ms. McConnell as the company’s Chief Financial Officer; the belief that the company’s financial foundation will support long term, profitable growth; confidence in the company’s future; and the company’s growth and Ms. McConnell’s role in that growth. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties included in the reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequently filed Quarterly Reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.